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                                             Filed pursuant to Rule 424(b)(3)
                                             Registration 333-86257


Supplement, Dated December 21 , 1999, to Prospectus, Dated September 17, 1999,
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of UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:


                                  Number of Depositary Shares
                                  ---------------------------
Name of Selling Securityholder       Owned         Offered
--------------------------------  ------------  -------------

AJG Financial Services Inc.              1,000          1,000